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                                                                    EXHIBIT 10.5




April 1, 1997
Ronald W. Swenson
Salvador O. Gutierrez
Westech Investment Advisors, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131

George Siguler
Siguler Guff Advisers
630 Fifth Avenue
16th Floor
New York, NY  10111

Gentlemen::

We are pleased to confirm the arrangements under which Robertson, Stephens & Sponsors LLC ("RS & Co.") is engaged by Westech Investment Advisors, Inc. and Siguler Guff Advisers (the "Sponsors") as placement agent to the Sponsors.

1.       ENGAGEMENT

         A. SCOPE OF ENGAGEMENT. The Sponsors hereby engage RS & Co. as the placement agent during the term of this agreement (the "Agreement") in connection with the proposed private placement (the "Offering") of shares [of common stock] in Venture Lending & Leasing II, Inc..] (the "Fund"). The Offering will be structured as an offering of up to $100 million of shares in the Fund, of which up to $70 million will be placed directly by the Fund and up to $30 million will be placed by RS & Co. (the "Shares") However, the final terms of the Offering will be negotiated between the Sponsors and the investors who purchase Shares in the Offering. RS & Co. hereby accepts such engagement and agrees to use its reasonable best efforts in connection with the engagement.
         This Agreement shall not give rise to any commitment by RS & Co. to purchase any of the Shares, and RS & Co. shall have no authority to bind the Fund. All subscriptions to purchase Shares shall be subject to acceptance by the Sponsors. RS & Co. may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering.

         B. OFFERING MEMORANDUM. The Offering will be made by means of, and in accordance with, a private placement memorandum (the "Memorandum"), to be prepared and approved by the Sponsors, in consultation with RS & Co. The Sponsors will also be responsible for updating and supplementing the Memorandum prior to closing to reflect developments affecting the Sponsors and the Fund. All other documents and materials to be used for circulation to investors (collectively, "Investor Materials") in connection with the Offering will be provided by the Sponsors to RS & Co. in advance. The Memorandum and all Investor Materials shall be the responsibility of the Sponsors. The Memorandum will include all information to be provided to accredited investors under Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Neither the Memorandum nor any of the Investor Materials shall contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         C. COMPLIANCE WITH SECURITIES LAWS. Each of the Sponsors and RS & Co. agrees to conduct the Offering in a manner intended to qualify for the exemption from the registration requirements of the Securities Act

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April 1, 1997                                                             Page 2
Engagement Letter
Westech Investment Advisors, Inc.


         provided by Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each of the Sponsors and RS & Co. agrees to limit offers to sell, and solicitations of offers to buy, securities of the Sponsors in connection with the Offering to persons reasonably believed by it to be "accredited investors" within the meaning of Rule 501(a) under the Securities Act. Each of the Sponsors and RS & Co. agrees that it will not engage in any form of general solicitation or general advertising in connection with the Offering within the meaning of Rule 502 under the Securities Act. Each of the Sponsors and RS & Co. agrees to conduct the Offering in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state "blue sky" laws and applicable securities laws of other jurisdictions; the Sponsors shall be responsible for compliance with the filing requirements of the securities laws of states and other jurisdictions and in that respect shall provide to RS & Co. a blue sky memorandum and shall make all filings and take all other actions as are required in connection with compliance with such laws. The Sponsors will not, for a period of six months following the final closing date of the Offering, offer for sale or sell any Shares in the Fund unless, in the opinion of the Sponsor's legal counsel, concurred in by RS & Co.'s legal counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable federal securities laws, state "blue sky" laws or the securities laws of any other jurisdiction with respect to the Offering. The Sponsors has not engaged in any such offering during the six months prior to the date of this Agreement.

2.       COMPENSATION AND EXPENSES

         A. FEES. The Sponsors agree to compensate RS & Co. through a ten percent (10%) interest in the Sponsors' incentive fee paid to the Sponsors by the Fund with respect to the Shares purchased by persons or entities which are introduced to the Sponsors by RS & Co. and become shareholders of the Fund (the "RS & Co. Investors"). RS & Co. shall receive its portion of the incentive fee paid to the Sponsors by the Fund pursuant to the terms of the investment management agreement between the Fund and the Sponsors. RS & Co. will separately change each RS & Co. Investor a fee equal to two percent (2%) of such RS & Co. Investor's subscription to the Fund. For purposes of determining which shareholders are RS & Co. Investors, RS & Co. shall from time to time provide the Sponsors with a list of prospective investors RS & Co. intends to contact. If the Sponsors do not remove a prospective investor from the list and such investor becomes a shareholder of the Fund, such investor shall be deemed to be an RS & Co. Investor upon subscription to the Fund, and RS & Co. shall be entitled to a portion of the incentive fee as herein described. Bayview Investors, Ltd., an affiliate of RS & Co., shall be entitled to purchase Shares sold in the Offering on terms and conditions equivalent to the most favorable terms and conditions given to any other purchasers of Shares in the Offering.

         B. EXPENSES. Whether or not there is a closing of the Offering, the Sponsors will pay their own and their agents' expenses in connection with the Offering and will reimburse RS & Co. for its reasonable out-of-pocket expenses incurred in connection with the Offering, including without limitation the fees and expenses of legal counsel, travel expenses and printing expenses, provided that such expenses will not exceed $_75,000 without prior written approval of the Sponsors. If RS & Co. or any other Indemnified Person (as defined in Exhibit A hereto) becomes involved in any action, suit, hearing, investigation or similar proceeding in connection with the Offering or the engagement hereunder, the Sponsors will reimburse such Indemnified Person for reasonable out-of-pocket expenses incurred in connection therewith, notwithstanding the absence of a judicial determination as to the propriety or enforceability of the Sponsors's obligation to reimburse such Indemnified Person and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement is so held to have been improper, each Indemnified Person shall promptly return it to the Sponsors, together with interest, compounded annually, determined on the basis of the prime rate announced from time to time by Bank of America, NT&SA, San Francisco, California. All of the foregoing expenses will be reimbursed within ten (10) days after receipt by the Sponsors of an invoice setting forth the items requiring reimbursement.

         C. RELATED TRANSACTIONS. In the event that the Sponsors shall enter into any agreement, arrangement or relationship with any RS & Co. Investor in the Offering or otherwise in connection with the Offering other than as described in the Memorandum within one year following the closing, RS & Co. shall be paid the fees and any related expenses described in this Section 2 based upon the value to the Sponsors of such agreement, arrangement

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April 1, 1997                                                             Page 3
Engagement Letter
Westech Investment Advisors, Inc.


         or relationship. In addition, to the extent that any RS & Co. Investor in the Offering purchases any other Interest in the Fund within two (2) years following the later of the date of such purchaser's subscription agreement and the termination of our engagement hereunder, then RS & Co. shall be entitled to receive with respect to such subsequent purchase, fees calculated as set forth in Section 2(A) hereof.

3.       DUE DILIGENCE; SPONSORS MATERIAL

         A. DUE DILIGENCE AND SPONSORS MATERIAL. The Sponsors shall make members of management and other employees available to RS & Co. for purposes of satisfying RS & Co.'s due diligence requirements and consummating the Offering, and shall commit such time and other resources as are necessary or appropriate to secure reasonable and timely success of the Offering. The Sponsors shall cooperate with RS & Co. in connection with, and shall make available to RS & Co., such documents and other information as RS & Co. shall reasonably request, to satisfy its due diligence requirements. None of the documents or other information provided to RS & Co. shall contain an untrue statement of a material fact or omit to state a material fact necessary to make any such statements, in light of the circumstances under which they were made, not misleading. Following the closing of any Offering the Sponsors shall provide to RS & Co. quarterly updates on the Fund's business as well as quarterly balance sheets, income statements and statements of cash flows as soon as they are available, and shall in addition provide to RS & Co. all information made available to the Fund's equity holders.

         B. CONFIDENTIALITY. RS & Co. will keep confidential and not disclose to any third party any confidential information provided by the Sponsors (including, without limitation, confidential information of the Sponsors's affiliates or of entities in which the Sponsors invest) made available to RS & Co. pursuant to Section 3(A) hereof by the Sponsors, and will use the confidential information only in connection with the engagement hereunder; provided, however, such confidential information shall not include any information already available to or in the possession of RS & Co. prior to the date of its disclosure to RS & Co. by the Sponsors, any information in the Memorandum or the Investor Materials or generally available to the public, or any information which becomes available to RS & Co. on a non-confidential basis from a third party who is not bound by a confidentiality obligation to the Sponsors; and provided further, that such confidential information may be disclosed (i) to RS & Co.'s members, employees, agents, advisors and representatives in connection with its engagement hereunder, who shall be informed of the confidential nature of the information and that such information is subject to a confidentiality agreement; (ii) to any person with the written consent of the Sponsors, including to any prospective investors; or (iii) if, upon the advice of counsel, RS & Co. is required by law to disclose such information, provided that to the extend possible, RS & Co. shall provide reasonable notice to the Sponsors of such disclosure.

4. OTHER DOCUMENTS. The Sponsors will, at each closing of the Offering, furnish RS & Co. with an opinion of its counsel relating to the Sponsors and the Offering in form and substance satisfactory to RS & Co. and its counsel. In addition, at each closing the Sponsors will provide RS & Co. with the same documents and certificates as are furnished to the purchasers in the Offering and such other certification and documents as RS & Co. or its counsel may reasonably request, in form and substance satisfactory to RS & Co. and its counsel.

5. TERMINATION. The engagement hereunder will terminate upon the earliest to occur of: (i) the final closing of the Fund; (ii) the mutual written agreement of the Sponsors and RS & Co.; (iii) ten (10) days following the delivery of a written termination notice, with or without cause, from RS & Co. or the Sponsors to the other. Notwithstanding any termination of RS & Co.'s engagement hereunder, if at any time during the two (2) year period following such termination the Sponsors complete an offering with similar objectives and on terms similar to the terms of the Offering, RS & Co. shall be entitled to the incentive fee set forth in Section 2(A) above, but only with respect to purchases in such offering made by an RS & Co. Investor. For purposes of the foregoing calculation, within ninety (90) days following any termination of its engagement, RS & Co. will deliver to the Sponsors a final list of all purchasers with whom RS & Co. has had discussions in connection with its engagement

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April 1, 1997                                                             Page 4
Engagement Letter
Westech Investment Advisors, Inc.

         and, subject to removal of any such purchasers as set forth in Section 2(A), this list shall be conclusive for purposes of establishing when RS & Co. is entitled to receive compensation pursuant to this Section 5.

6. INDEMNIFICATION. RS & Co. and the Sponsors hereby agree to the terms set forth in Exhibit A hereto.

7.       MISCELLANEOUS

         A. NOTICES. All notices or communications hereunder will be in writing and will be mailed or delivered as follows: If to the Sponsors, at the name and address set forth on the first page of this Agreement, facsimile number (408) 436-8625; and if to RS & Co., at Robertson, Stephens & Sponsors LLC, 555 California Street, Suite 2600, San Francisco, California 94104, Attention: Dana K. Welch, facsimile number
         (415) 676-2675.

B. SURVIVAL; GOVERNING LAW; ENTIRE AGREEMENT. The representations, warranties and covenants of the Sponsors set forth herein will remain in full force and effect regardless of any investigation made by or on behalf of RS & Co., any investor or any other entity or persons and will survive delivery of the Shares. The provisions of this Section 7 and Sections 1(C), 2, 3(A), 5, 6 and Exhibit A hereof shall survive any termination of this Agreement. The provisions of Section 3(B) hereof shall survive delivery of the Shares and any termination of this Agreement for a period of two (2) years following the final delivery of the Shares or the termination of this Agreement, as applicable. This Agreement, including the Exhibits hereto, shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any principles of conflicts of law. This Agreement, together with the Exhibits hereto, contains the entire agreement between the Sponsors and RS & Co. concerning the Offering and supersedes any prior understanding or agreement whether written or oral. Any amendment hereto or waiver of any right or obligation hereunder must be in writing signed by the party to be charged.

         This Agreement is effective as of the date first set forth above. Please confirm that the foregoing correctly and completely sets forth our understanding, by signing and returning to us the enclosed duplicate of this Agreement.

                              Sincerely,

                              ROBERTSON, STEPHENS & SPONSORS LLC

                              By:  Robertson, Stephens & Sponsors Group, L.L.C..


                              __________________________________________________
                              Authorized Signatory
Accepted and agreed:

WESTECH INVESTMENT ADVISORS, INC.


By: _____________________________

Its:
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April 1, 1997                                                             Page 5
Engagement Letter
Westech Investment Advisors, Inc.



                                    EXHIBIT A

                        INDEMNIFICATION AND CONTRIBUTION

         In consideration of the agreement of RS & Co. to act on behalf of the Sponsors pursuant to the attached agreement dated April 1, 1997 (the "Engagement Letter"), the Sponsors agrees to indemnify and hold harmless RS & Co., its affiliates, and each of their respective affiliates, directors, officers, agents, advisors, consultants, employees and controlling persons (as defined in the Securities Act) (RS & Co. and each such other person or entity are hereinafter referred to as an "Indemnified Person"), from and against any losses, claims, damages, expenses and liabilities or actions in respect thereof (collectively, "Losses"), as they may be incurred, including all legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened litigation in which any Indemnified Person is a named party) to which any of them may become subject (including in any settlement effected with the Sponsors consent, which shall not be unreasonably withheld) to the extent related to or arise out of any act, omission, transaction or event contemplated by the Agreement. The Sponsors will not, however, be responsible under the foregoing provisions with respect to any Losses (i) incurred as a result of RS & Co.'s investment in the Fund, or (ii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such Losses resulted from an Indemnified Person's gross negligence, bad faith or breach of the Engagement Letter.

         If the indemnity referred to in this Exhibit A should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless for all Losses incurred by it, the Sponsors shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and the Sponsors on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Person, respectively, and the Sponsors as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all Losses exceed the amount of the fees actually received by RS & Co. pursuant to the Agreement. The relative fault of each Indemnified Person and the Sponsors shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or the Sponsors, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

         The Sponsors also agrees that no Indemnified Person shall have any liability to the Sponsors or its affiliates, directors, officers, employees, agents, advisors or shareholders, directly or indirectly, related to or arising out of the Agreement, except Losses incurred by the Sponsors that a court of competent jurisdiction shall have determined by a final judgment to have resulted from such Indemnified Person's gross negligence, bad faith or material breach of the Engagement Letter.

         Promptly after receipt by any Indemnified Persons of notice of any pending or threatened litigation, such Indemnified Persons will promptly notify the Sponsors in writing of such matter, provided, however, that the failure to provide such prompt notice to the Sponsors shall not relieve the Sponsors of any liability which it may have to RS & Co. unless such failure to provide such prompt notice to the Sponsors has prejudiced the defense of the litigation. In the event any such action is brought against any Indemnified Person, the Sponsors shall be entitled to participate therein and to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person; unless, however, the Indemnified Person reasonably determines that defenses may be available to the Indemnified Person that are not available to the Sponsors and/or may not be consistent with the best Shares of the Sponsors. In such event, the Indemnified Person shall have the right to assume its own defense, with counsel reasonably satisfactory to the Sponsors, and shall so signify by promptly notifying the Sponsors in writing of its decision; provided, however, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys in any one legal action or group of related legal actions. Such decision shall not relieve the Sponsors of any liability which it may have to the Indemnified Person, including the reimbursement of any reasonable legal or other expenses incurred in connection with the Indemnified Person's defense. The Sponsors shall not, without the prior written consent of the Indemnified Person, effect any

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Engagement Letter
Westech Investment Advisors, Inc.

settlement of any pending or threatened proceeding arising out of or relating to the engagement and containing asserted or potential claims against an Indemnified Person, unless such settlement includes an express, complete release of such Indemnified Person from all liability as to all asserted or potential claims against such Indemnified Person.

         The obligations of the Sponsors referred to above shall be in addition to any rights that any Indemnified Person may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Person and the Sponsors. The provisions set forth in this Exhibit A shall remain operative and in full effect regardless of any termination of any Indemnified Person by the Sponsors. This Indemnification Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of law. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

                        WESTECH INVESTMENT ADVISORS, INC.


                        By: __________________________________

                        Its:


                        ROBERTSON, STEPHENS & SPONSORS LLC

                        By:  Robertson, Stephens & Sponsors Group, L.L.C.


                        ______________________________________
                        Authorized Signatory